UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On March 27, 2017, PPG Industries, Inc. posted the following communication on its corporate intranet website:
April 20 annual meeting: Employee shareholders encouraged to vote
PPG’s 2017 Annual Meeting of Shareholders will be conducted on Thursday, April 20 at the Fairmont Pittsburgh.
Employees who were PPG shareholders on Feb. 17, 2017 should have received a notice (by mail or e-mail) providing detailed voting instructions and the manner for accessing the proxy materials for the annual meeting.
As indicated in the proxy materials, PPG’s Board of Directors recommends that shareholders vote as follows:

•	Proposal 1: FOR the election of four directors (Stephen F. Angel, Hugh Grant, Melanie L. Healey and Michele J. Hooper), each for a term of three years;

•	Proposal 2: FOR the approval of the compensation of PPG’s named executive officers on an advisory basis;

•	Proposal 3: EVERY YEAR on an advisory vote on the frequency of future advisory votes on executive compensation; and

•	Proposal 4: FOR the ratification of PricewaterhouseCoopers LLP as PPG’s independent registered public accounting firm for 2017.

“Shareholders have a valuable opportunity to vote on these important proposals,” said Anne Foulkes, vice president, associate general counsel and secretary. “We encourage all shareholders to read the proxy materials and to exercise their right to vote.”
A listen-only webcast of the annual meeting will be available only to PPG shareholders at www.virtualshareholdermeeting.com/PPG2017. You will need the control number included on your proxy card or the access code included on your Notice of Annual Meeting of Shareholders to access the webcast.
For more information about the annual meeting, visit the PPG Investor Center at www.ppg.com/investor, where PPG’s 2017 proxy statement and 2016 annual report can be accessed.